Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

	Percentage of	State or Jurisdiction
Name	Securities Owned	Of Incorporation
Amercain Investments, C.V.	100% (1)	Netherlands
AMG Trading, L.L.C.	100%	Delaware
BF FINCO, S. de R.L. de C.V.	100% (2)	Mexico
B-F Holding Hungary 2 Kft.	100% (3)	Hungary
B-F Korea, L.L.C.	100% (4)	Delaware
BFC Tequila Limited	100% (5)	Ireland
Brown-Forman Arrow Continental Europe, L.L.C.	100%	Kentucky
Brown-Forman Australia Pty. Ltd.	100% (4)	Australia
Brown-Forman Beverages Europe, Ltd.	100% (4)	United Kingdom
Brown-Forman Beverages Japan, L.L.C.	100%	Delaware
Brown-Forman Beverages North Asia, L.L.C.	100%	Delaware
Brown-Forman Beverages (Shanghai) Co., Ltd.	100% (6)	China
Brown-Forman Beverages Worldwide, Comercio de Bebidas Ltda.	100% (7)	Brazil
Brown-Forman Bulgaria, e.o.o.d.	100% (4)	Bulgaria
Brown-Forman Colombia S.A.S	100% (4)	Colombia
Brown-Forman Czechia, s.r.o.	100% (8)	Czech Republic
Brown-Forman Deutschland GmbH	100% (9)	Germany
Brown-Forman Dutch Holding, B.V.	100% (4)	Netherlands
Brown-Forman Finland Oy	100% (4)	Finland
Brown-Forman France	100% (4)	France
Brown-Forman Greece E.P.E.	100% (10)	Greece
Brown-Forman Holding Mexico S.A. de C.V.	100% (11)	Mexico
Brown-Forman Hong Kong Ltd.	100% (12)	Hong Kong
Brown-Forman Hungary 1 Kft.	100% (13)	Hungary
Brown-Forman Hungary Kft.	100% (4)	Hungary
Brown-Forman International, Inc.	100%	Delaware
Brown-Forman Italy, Inc.	100%	Kentucky
Brown-Forman Korea Ltd.	100% (12)	Korea
Brown-Forman Latvia L.L.C.	100% (4)	Latvia
Brown-Forman Netherlands, B.V.	100% (14)	Netherlands
Brown-Forman Polska Sp. z o.o.	100% (8)	Poland
Brown-Forman Ro S.R.L.	100% (10)	Romania
Brown-Forman Rus L.L.C.	100% (15)	Russia
Brown-Forman S1, d.o.o.	100% (4)	Serbia
Brown-Forman S2, d.o.o.	100% (4)	Slovenia
Brown-Forman South Africa Pty Ltd.	100% (4)	South Africa
Brown-Forman Spain, S.L.	100% (4)	Spain
Brown-Forman Spirits (Shanghai) Co., Ltd.	100% (6)	China
Brown-Forman Spirits Trading, L.L.C.	100% (4)	Turkey
Brown-Forman Tequila Mexico, S. de R.L. de C.V.	100% (16)	Mexico
Brown-Forman Thailand, L.L.C.	100%	Delaware
Brown-Forman Worldwide, L.L.C.	100%	Delaware
Brown-Forman Worldwide (Shanghai) Co., Ltd.	100% (17)	China
Canadian Mist Distillers, Limited	100%	Ontario, Canada
Chambord Liqueur Royale de France	100%	France

	Percentage of	State or Jurisdiction
Name	Securities Owned	Of Incorporation
Clintock Limited	100% (5) (18)	Ireland
Cosesa-BF S. de R.L. de C.V.	100% (19)	Mexico
Distillerie Tuoni e Canepa S.R.L.	100% (20)	Italy
Early Times Distillers Company	100%	Delaware
Finlandia Vodka Worldwide Ltd.	100%	Finland
Jack Daniel Distillery, Lem Motlow, Prop., Inc.	100% (21)	Tennessee
Jack Daniel's Properties, Inc.	100%	Delaware
Limited Liability Company Brown-Forman Ukraine	100%	Ukraine
Longnorth Limited	100% (14) (18)	Ireland
Lothian Shelf (724) Limited	100% (3)	Scotland
Magnolia Investments of Alabama, L.L.C.	100% (22)	Delaware
SCHE Properties Limited	100% (23)	Ireland
Slane Castle Irish Whiskey Limited	100% (4)	Ireland
Sonoma-Cutrer Vineyards, Inc.	100%	California
Southern Comfort Properties, Inc.	100%	California
Valle de Amatitan, S.A. de C.V.	100% (16)	Mexico
Washington Investments, L.L.C.	100%	Kentucky

The companies listed above constitute all active subsidiaries in which Brown-Forman Corporation owns, either directly or indirectly, the majority of the voting securities. No other active affiliated companies are controlled by Brown-Forman Corporation.

(1)	Owned 99% by Brown-Forman Hungary 1 Kft. and 1% by B-F Holding Hungary 2 Kft.
(2)	Owned 99% by Brown-Forman Dutch Holding B.V. and 1% by Brown-Forman Beverages Europe, Ltd.
(3)	Owned by Brown-Forman Hungary 1 Kft.
(4)	Owned by Brown-Forman Netherlands, B.V.
(5)	Owned by Longnorth Limited.
(6)	Owned by Brown-Forman Hong Kong Ltd.
(7)	Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillers Company.
(8)	Owned 81.8% by Brown-Forman Netherlands, B.V. and 18.2% by Brown-Forman Beverages Europe, Ltd.
(9)	Owned by Brown-Forman Beverages Europe, Ltd.
(10)	Owned 90% by Brown-Forman Netherlands B.V. and 10% Brown-Forman Dutch Holding B.V.
(11)	Owned 52.01% by Brown-Forman Netherlands, B.V. and 47.99% by Brown-Forman Corporation.
(12)	Owned by B-F Korea, L.L.C.
(13)	Owned by AMG Trading, L.L.C.
(14)	Owned by Amercain Investments C.V.
(15)	Owned 90% by Brown-Forman Netherlands B.V. and 10% Brown-Forman Deutschland GmbH.
(16)	Owned 99% by Brown-Forman Holding Mexico S.A. de C.V. and 1% by Early Times Distillers Company.
(17)	Owned by Brown-Forman Beverages North Asia, L.L.C.
(18)	Includes qualifying shares assigned to Brown-Forman Corporation.
(19)	Owned 99.9972% by BF FINCO S. de R.L. de C.V. and 0.00277% by Brown-Forman Beverages Europe, Ltd.
(20)	Owned 63% by Brown-Forman Italy, Inc. and 37% by Brown-Forman Netherlands, B.V.
(21)	Owned by Jack Daniel's Properties, Inc.
(22)	Owned by Jack Daniel Distillery, Lem Motlow, Prop., Inc.
(23)	Owned by Clintock Limited.